                                                                    Exhibit 99.2

                                               Capital One Financial Corporation
                                               2890 Fairview Park Drive
                                               Falls Church, VA 22042
                                               (804) 771-7210

                                 News Release
                                      ------------------------------------------
                                                  [LOGO OF CAPITAL ONE FINANCIAL
                                                       CORPORATION APPEARS HERE]

Release Date: January 24, 1995     Contact: Teri Temples
                                            Director, Public Relations
                                            (804) 771-7210

              Capital One Financial Corporation Reports Earnings

     FALLS CHURCH, Va. (January 24, 1995) - Capital One Financial Corporation, the new credit card subsidiary of Signet Banking Corporation, today announced fourth quarter earnings of $26.5 million, or $.40 per share, versus $40.6 million, or $.61 per share, for the comparable period of the prior year. For the full year, earnings were $95.3 million, or $1.44 per share, compared to $110.5 million, or $1.67 per share, in the prior year. Full year 1994 results include a non-recurring $31.9 million (after-tax), or $.48 per share, contract termination charge taken in the third quarter. Decreases in period-to-period earnings also reflect the short-term impact of unhedged interest rate positions resulting from the separation from Signet.

     Capital One Financial Corporation and its wholly owned subsidiary, Capital One Bank, became stand-alone companies on November 22, 1994, when the credit card operations of Signet Bank/Virginia were transferred to Capital One Bank. On the same day, the Company issued 7,125,000 shares of its common stock in an initial public offering ("IPO") and 464,400 shares of restricted stock (together representing approximately 11.5 percent of the Company) in anticipation of the planned spin-off from Signet. Signet currently holds the remaining 88.5 percent of the Company's outstanding common stock, and it is expected to spin-off its ownership during the first quarter of 1995.

     On a pro forma basis, fourth quarter earnings were $21.8 million or $.33 per share. Pro forma results represent Capital One's performance as if the separation from Signet had occurred prior to the beginning of the quarter and Capital One were independently funded and a stand-alone company for the full quarter. The pro forma adjustments were made on a basis consistent with those made in the registration statement filed in connection with the IPO.

     Capital One's Chief Executive Officer Richard D. Fairbank said, "We are pleased with our fourth quarter performance. Although earnings are down due to the short-term effects of the separation, the fundamentals of the business remain strong. Net account growth was approxi-

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                                  Listed on New York Stock Exchange - Symbol COF
mately 535,000 in the fourth quarter versus 390,000 in the third quarter. Outstandings increased by $618 million compared to $442 million in the third quarter. We attribute this growth to the strength of our information-based strategy and a strong holiday season. We have maintained our focus on generating low-risk assets. We are encouraged by the results we have continued to achieve in both the balance transfer and the non-balance transfer businesses."

     Capital One also has been successful in establishing new funding sources since the IPO. At year-end, Capital One had raised approximately $1.2 billion in new funding, allowing the Company to support its asset growth and to partially reduce reliance on the $1.7 billion bridge financing it obtained in connection with its separation from Signet and the IPO. Since year-end, Capital One has successfully raised in excess of $500 million in additional new funding.

     Net interest margin (managed) was 6.10 percent in the fourth quarter versus
8.41 percent for the comparable period for 1993 and 6.69 percent in the third quarter. This decrease reflects the impact of increasing interest rates and independent funding. On a pro forma basis, net interest margin (managed) was
5.40 percent in the fourth quarter versus 5.35 percent in the third quarter, reflecting asset repricings.

     Asset quality remained strong, but net loan losses increased within anticipated levels as existing portfolios matured. Net loan loss rates were 1.64 percent on a managed basis in the fourth quarter versus 1.28 percent in the third quarter. The allowance for loan losses as a percentage of on-balance sheet receivables was 3.07 percent at year-end.

     Capital One's year-end capital ratios were 15.35 percent on reported assets and 5.76 percent on managed assets. The Company expects to remain well above levels required to be "well-capitalized" for regulatory purposes.

     Headquartered in Falls Church, Virginia, Capital One Financial Corporation is a financial services company that offers credit card products as its primary business. The Company had more than five million credit card customers and approximately $7.4 billion in managed loans outstanding at December 31, 1994. Capital One is one of the largest providers of Visa and MasterCard services in the United States.

                                      ###


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Capital One Financial Corporation
Financial Summary
(dollars in thousands - except per share)

- ----------------------------------------------------------------------------------------------------------------------------
                                               Three Months Ended                            Year Ended
                                                  December 31              Percent           December 31          Percent
                                              1994           1993          Change        1994           1993      Change
- ----------------------------------------------------------------------------------------------------------------------------
Earnings - Historical
 Net interest income                        $32,602        $47,115         -30.80%     $164,977        $191,863     -14.01%
 Non-interest income                        112,050         74,928          49.54%      396,902         194,825     103.72%
 Non-interest expense(1)                     97,443         53,780          81.19%      384,325         181,804     111.40%
 Net income                                  26,525         40,551         -34.59%       95,263         110,485     -13.78%

Earnings - Pro Forma(2)
 Net interest income                        $26,043                                    $128,004
 Non-interest income                        112,496                                     399,357
 Non-interest expense(1)                     98,551                                     391,140
 Net income                                  21,832                                      68,397

Per Common Share
 Net income - historical                       $.40           $.61         -34.59%        $1.44           $1.67     -13.78%
 Net income - pro forma(2)                     0.33                                        1.04
 Book value                                    7.18
 Period-end price                             16.00

Average Daily Balance - Historical
 Assets                                   $2,683,806    $2,353,864          14.02%    $2,629,920     $2,289,043      14.89%
 Earnings Assets                           2,291,914     2,239,877           2.32%     2,349,310      2,213,378       6.14%
 Loans                                     2,041,410     2,239,877          -8.86%     2,286,684      2,213,378       3.31%

Ratios - Historical
 Return on average assets                       3.95%         6.89%        -42.63%          3.62%          4.83%    -24.95%
 Return on average equity                      32.28                                       39.76
 Net interest margin (managed)(3)               6.10          8.41         -27.47%          6.97           9.55     -27.02%
 Allowance for loan losses to loans             3.07          3.41          -9.83%
 Common equity to assets                       15.35

Managed Loan Data(3)
 Loans held for securitization (average)     $73,337      $556,111         -86.81%      $432.581       $393,835       9.84%
 On-balance sheet loans (average)          1,968,073     1,683,766          16.89%     1,854,103      1,819,543       1.90%
 Securitized loans (average)               4,956,913     2,155,677         129.95%     3,910,739      1,052,187     271.68%
                                           ---------     ---------                     ---------      ---------
 Total managed loans (average)             6,998,323     4,395,554          59.21%     6,197,423      3,265,565      89.78%
 Total volume                              2,770,535     1,979,740          39.94%     9,923,792      6,211,845      59.76%
 Managed loan yield                            12.11%        12.40%         -2.30%         11.84%         13.24%    -10.58%
 Managed loan delinquency ratio                 2.97          2.39          24.27%
 Managed loan net loan loss ratio               1.64          1.64           0.00%          1.48           2.09     -29.19%

At Period-end
 Assets                                   $3,091,980    $1,991,207          55.28%
 Earning assets                            2,654,025     1,862,744          42.48%
 Loans                                     2,228,455     1,862,744          19.63%
 Common equity                               474,557       168,879         181.00%
 Managed credit card portfolio             7,378,455     4,832,400          52.69%
 Total accounts (000's) (period-end)           5,049         3,118          61.93%

(1) Non-interest expense includes a $49.0 million ($31.9 million after tax, or $.48 per share) nonrecurring charge for computer services contract termination expense in the third quarter of 1994.

(2) Pro forma data includes estimated incremental costs as if Capital One were independently funded and a standalone company for all periods presented.

(3) Managed data reflect the adjustment to add back the effect of securitized loans.



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

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheet
(in-thousands - unaudited)

                                                              December 31
                                                           1994         1993
                                                      -------------------------
ASSETS
Cash and due from banks                               $   93,880     $      955
Federal funds sold                                       300,000
Interest bearing deposits at other banks                  13,000
Securities available for sale                             99,070
Investment securities                                     13,500
Loans                                                  2,228,455      1,862,744
  Less: Allowance for loan losses                        (68,516)       (63,516)
                                                      -------------------------
    Net loans                                          2,159,939      1,799,228
Premises and equipment (net)                              99,684         32,679
Interest receivable                                       14,615          8,293
Accounts receivable from securitizations                 237,015        107,048
Other assets                                              61,277         43,004
                                                      -------------------------
    Total assets                                      $3,091,980     $1,991,207
                                                      =========================


LIABILITIES
Interest bearing deposits                             $  474,201
Federal funds purchased                                  686,688
Bridge financing facility                              1,300,000
Affiliate borrowings                                      54,000     $1,791,464
Interest payable                                           9,264
Other liabilities                                         93,270         30,864
                                                      -------------------------
    Total liabilities                                  2,617,423      1,822,328

STOCKHOLDERS'/DIVISION EQUITY
  Common stock                                               661
  Paid-in capital/division equity, net                   462,844        168,879
  Retained earnings                                       11,052
                                                      -------------------------
    Total stockholders'/division equity                  474,557        168,879
                                                      -------------------------
    Total liabilities and stockholders'/division
     equity                                           $3,091,980     $1,991,207
                                                      =========================


                                     COF-4

CAPITAL ONE FINANCIAL CORPORATION
Statement of Income
(in thousands - unaudited)


                                                             Three Months Ended             Year Ended
                                                                December 31                 December 31
                                                            1994           1993          1994          1993
                                                        -------------------------------------------------------
Interest income:
    Loans                                                 $57,652        $50,094        $214,100     $223,594
    Credit card loans held for securitization               2,111         12,993          41,015       36,263
    Fed funds & resell agreements                           2,483                          2,483
    Other earning assets                                    1,074                          1,074
                                                        -------------------------------------------------------
        Total interest income                              63,320          63,087        258,672      259,857
Interest expense
    Interest on deposits                                    2,417                          2,417
    Federal funds purchased                                 2,927                          2,927
    Borrowings from affiliates                             13,288          15,972         76,265       67,994
    Bridge financing facility                              12,086                         12,086
                                                        -------------------------------------------------------
    Total interest expense                                 30,718          15,972         93,695       67,994
                                                        -------------------------------------------------------
Net interest income                                        32,602          47,115        164,977      191,863
Provision for loan losses                                   6,133           5,876         30,727       34,030
                                                        -------------------------------------------------------
Net interest income after provision for loan losses        26,469          41,239        134,250      157,833
Non-interest income:
    Credit card servicing income                           86,220          54,613        312,108      122,362
    Credit card service charges                            13,934           9,549         46,083       38,587
    Interchange                                             7,308           6,836         25,580       24,635
    Other                                                   4,588           3,930         13,131        9,241
                                                        -------------------------------------------------------
        Total non-interest income                         112,050          74,928        396,902      194,825
Non-interest expense:
    Salaries                                               21,779          13,703         76,528       43,767
    Employee benefits                                       4,370           3,990         18,211       11,517
    Credit card solicitation                               31,049          15,579        100,886       55,815
    Data processing services                                8,084           7,473         34,932       23,120
    Travel and communications                              10,310           4,888         35,152       17,893
    Supplies and equipment                                  7,311           2,677         21,794        8,778
    Occupancy                                               2,811             791          6,746        2,647
    Contract termination                                                                  49,000
    Other                                                  11,929           4,879         41,076       18,267
                                                        -------------------------------------------------------
        Total non-interest expense                         97,443          53,780        384,325      181,804
                                                        -------------------------------------------------------
Income before income taxes                                 41,076          62,387        146,827      170,854
Applicable income taxes                                    14,551          21,836         51,564       60,369
                                                        -------------------------------------------------------
Net income                                                $26,525         $40,551        $95,263     $110,485
                                                        =======================================================

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